Exhibit 99.1

For Immediate Release Synchrony Financial (NYSE: SYF) October 16, 2024
THIRD QUARTER 2024 RESULTS AND KEY METRICS

2.6% Return on Assets	13.1% CET1 Ratio	$399M Capital Returned	CEO COMMENTARY
“Synchrony’s third quarter results reflect our focus on driving value for our many stakeholders through evolving market conditions,” said Brian Doubles, Synchrony’s President and Chief Executive Officer.

“During the quarter, we continued to provide responsible access to credit through powerful omnichannel experiences. Customers continued to engage across Synchrony's diversified portfolio, as the broad utility of our flexible financing solutions and compelling value propositions resonated amidst an inflationary environment.

“Whether it's through the delivery of scalable, innovative financial solutions that empower our customers, the addition and renewal of programs that span most consumer spend categories, Synchrony is driving access, versatility and value for our customers and partners alike.

“As we continue to leverage our core strengths and execute across our key strategic priorities, we are deepening our leadership position as the partner of choice in the consumer finance landscape.”

$102.2B Loan Receivables

Net Earnings of $789 Million or $1.94 per Diluted Share

Continued Receivables Growth

Returned $399 Million of Capital to Shareholders, including $300 Million of Share Repurchases

STAMFORD, Conn. – Synchrony Financial (NYSE: SYF) today announced third quarter 2024 net earnings of $789 million, or $1.94 per diluted share, compared to $628 million, or $1.48 per diluted share in the third quarter 2023.

KEY OPERATING & FINANCIAL METRICS*
PERFORMANCE REFLECTS DIFFERENTIATED BUSINESS MODEL
•Purchase volume decreased 4% to $45.0 billion
•Loan receivables increased 4% to $102.2 billion
•Average active accounts remained flat at 70.4 million
•New accounts decreased 18% to 4.7 million
•Net interest margin decreased 32 basis points to 15.04%
•Efficiency ratio decreased 200 basis points to 31.2%
•Return on assets increased 30 basis points to 2.6%
•Return on equity increased 170 basis points to 19.8%
•Return on tangible common equity** increased 240 basis points to 24.3%
•Book value per share increased 20% to $37.92
•Tangible book value per share** increased 20% to $32.68

CFO COMMENTARY	BUSINESS AND FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2024*
“Synchrony delivered another strong performance during the third quarter, demonstrating both the resilience of our differentiated business model and our ability to deliver consistently compelling outcomes for our stakeholders,” said Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer.”

“While we continue to monitor consumer behavior and our portfolio performance closely, we are confident that the measures we’ve taken thus far to provide dynamic financial solutions to our customers – while also driving loyalty and sales for our partners – are driving progress toward our shared objectives.

“The unique combination of Synchrony’s industry expertise, proprietary data and analytics, and innovative digital capabilities is powering our trajectory forward, and we believe we are well-positioned to drive sustainable and strong risk-adjusted returns over the long-term.”

BUSINESS HIGHLIGHTS
CONTINUED TO EXPAND PORTFOLIO, ENHANCE PRODUCTS AND EXTEND REACH
•Added or renewed more than 15 programs, including Dick’s Sporting Goods, CF Moto, Reeds and Gibson.
•Extended partnership with Dick’s Sporting Goods, building on our more than 20 year long relationship, focused on enhancing athlete services and experiences with the continued ability to earn rewards twice as fast, exclusive member-only offers and digital account management for their ScoreRewards Credit Card and ScoreRewards Mastercard.
•Launched first-of-its-kind, patent-pending payment experience to seamlessly integrate CareCredit and Pets Best products and enable direct insurance claim reimbursement.

FINANCIAL HIGHLIGHTS
EARNINGS DRIVEN BY CORE BUSINESS DRIVERS
•Interest and fees on loans increased 7% to $5.5 billion, driven primarily by growth in average loan receivables, the impact of product, pricing and policy changes (“PPPC”), and lower payment rate, partially offset by higher reversals.
•Net interest income increased $247 million, or 6%, to $4.6 billion, driven by higher interest and fees on loans, partially offset by an increase in interest expense from higher benchmark rates and higher interest-bearing liabilities.
•Retailer share arrangements decreased $65 million, or 7%, to $914 million, reflecting higher net charge-offs.
•Provision for credit losses increased $109 million to $1.6 billion, driven by higher net charge-offs partially offset by a lower reserve build.
•Other income increased $27 million to $119 million, primarily reflecting the impact of PPPC related fees, partially offset by the impact of the Pets Best disposition and venture investment gains and losses.
•Other expense increased $35 million, or 3%, to $1.2 billion, primarily driven by costs related to the Ally Lending acquisition, technology investments, and preparatory expenses related to the Late Fee rule change, partially offset by lower operational losses.
•Net earnings increased 26% to $789 million, compared to $628 million.

CREDIT QUALITY
DELINQUENCY TRENDING IN LINE WITH SEASONALITY
•Loans 30+ days past due as a percentage of total period-end loan receivables were 4.78% compared to 4.40% in the prior year, an increase of 38 basis points and approximately 16 basis points above the average of the third quarters in 2017 through 2019.
•Net charge-offs as a percentage of total average loan receivables were 6.06% compared to 4.60% in the prior year, an increase of 146 basis points, and 97 basis points above the average of the third quarters in 2017 through 2019.
•The allowance for credit losses as a percentage of total period-end loan receivables was 10.79%, compared to 10.74% in the second quarter 2024.

SALES PLATFORM HIGHLIGHTS
PERFORMANCE CONTINUES TO BE IMPACTED BY CREDIT ACTIONS AND SELECTIVE CONSUMER SPEND DUE TO INFLATIONARY EFFECTS ON AFFORDABILITY
•Home & Auto purchase volume decreased 7%, as the impact of the Ally Lending acquisition was more than offset by a combination of lower consumer traffic, fewer large ticket purchases, and the impact of credit actions. Period-end loan receivables increased 3%, reflecting the impacts of the Ally Lending acquisition and lower payment rates. Interest and fees on loans were up 9%, primarily driven by higher average loan receivables and higher benchmark rates. Average active accounts remained flat.
•Digital purchase volume decreased 3%, driven by lower spend per account and the impact of credit actions. Period-end loan receivables increased 4%, driven primarily by lower payment rates. Interest and fees on loans increased 4%, reflecting the impacts of higher average loan receivables, lower payment rates, and higher benchmark rates. Average active accounts remained flat.
•Diversified & Value purchase volume decreased 3%, driven by lower spend per account and the impact of credit actions. Period-end loan receivables increased 3%, driven primarily by lower payment rates. Interest and fees on loans increased 4%, driven by the impacts of higher average loan receivables, lower payment rates, and higher benchmark rates. Average active accounts decreased 2%.
•Health & Wellness purchase volume decreased 3%, as lower spend in Dental, Cosmetic, and Vision, combined with the impact of credit actions, was partially offset by growth in Pet and Audiology. Period-end loan receivables increased 10%, driven by continued higher purchase volume over the last 12 months and lower payment rates. Interest and fees on loans increased 13%, reflecting the impacts of higher average loan receivables. Average active accounts increased 7%.
•Lifestyle purchase volume decreased 5%, driven by lower transaction values and the impact of credit actions. Period-end loan receivables increased 5%, reflecting payment rate moderation. Interest and fees on loans increased 8%, driven by the impacts of higher average loan receivables and higher benchmark rates. Average active accounts increased 5%.

BALANCE SHEET, LIQUIDITY & CAPITAL
FUNDING, CAPITAL & LIQUIDITY REMAIN ROBUST
•Loan receivables of $102.2 billion increased 4%; purchase volume decreased 4% and average active accounts remained flat.
•Deposits increased $4.2 billion, or 5%, to $82.3 billion and comprised 84% of funding.
•Total liquid assets and undrawn credit facilities were $22.4 billion, or 18.8% of total assets.
•The company returned $399 million in capital to shareholders, including $300 million of share repurchases and $99 million of common stock dividends.
•As of September 30, 2024 the Company had a total remaining share repurchase authorization of $700 million.
•The estimated Common Equity Tier 1 ratio was 13.1% compared to 12.8%, and the estimated Tier 1 Capital ratio was 14.3% compared to 13.6% in the prior year.

         * All comparisons are for the third quarter of 2024 compared to the third quarter of 2023, unless otherwise noted.
** Return on tangible common equity and tangible book value per share are non-GAAP financial measures. See non-GAAP reconciliation in the financial tables.

CORRESPONDING FINANCIAL TABLES AND INFORMATION
Investors should review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the detailed financial tables and information that follow, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed February 8, 2024, and the Company’s forthcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchronyfinancial.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

CONFERENCE CALL AND WEBCAST
On Wednesday, October 16, 2024, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchrony.com, under Events and Presentations. A replay will also be available on the website.

ABOUT SYNCHRONY FINANCIAL
Synchrony (NYSE: SYF) is a premier consumer financial services company delivering one of the industry’s most complete digitally-enabled product suites. Our experience, expertise and scale encompass a broad spectrum of industries including digital, health and wellness, retail, telecommunications, home, auto, outdoor, pet and more. We have an established and diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” We connect our partners and consumers through our dynamic financial ecosystem and provide them with a diverse set of financing solutions and innovative digital capabilities to address their specific needs and deliver seamless, omnichannel experiences. We offer the right financing products to the right customers in their channel of choice.

For more information, visit www.synchrony.com

Investor Relations	Media Relations
Kathryn Miller	Lisa Lanspery
(203) 585-6291	(203) 585-6143

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim,” “focus,” “confident,” “trajectory” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, including the timing for resolution and outcome of the litigation challenging the final rule, as well as changes to consumer behaviors in response to the final rule, if implemented, and the product, policy and pricing changes that have been or will be implemented to mitigate the impacts of the final rule; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints that the Company and the Bank are or will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS (Continued)
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors Relating to our Business" and “Risk Factors Relating to Regulation” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 8, 2024. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

NON-GAAP MEASURES
The information provided herein includes measures we refer to as "return on tangible common equity," “tangible book value per share” and certain “CECL fully phased-in" capital measures, which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.